Exhibit 3.213

CERTIFICATE OF FORMATION

OF

MEDICAL CENTER OF INDEPENDENCE, LLC

Under Section 18-201 of the

Delaware Limited Liability Company Act

FIRST: The name of the limited liability company is MEDICAL CENTER OF INDEPENDENCE, LLC (the “Company”).

SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of January 31, 2003.

By:
Dora A. Blackwood
Vice President & Assistant Secretary Authorized Person

CERTIFICATE OF AMENDMENT

OF

MEDICAL CENTER OF INDEPENDENCE, LLC

1. The name of the limited liability company is MEDICAL CENTER OF INDEPENDENCE, LLC (the “Company”).

2. The Certificate of Formation is amended as follows:

“FIRST: The name of the limited liability company is MIDWEST DIVISION – MCI, LLC (the “Company”).”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of this 20th day of February, 2003.

By:
Dora A. Blackwood
Vice President and Assistant Secretary Authorized Person